Exhibit 99.1

HOVNANIAN ENTERPRISES, INC.	News Release

Contact:	J. Larry Sorsby	Jeffrey T. O’Keefe
	Executive Vice President & CFO	Vice President, Investor Relations
	732-747-7800	732-747-7800

HOVNANIAN ENTERPRISES REPORTS FISCAL 2023 SECOND QUARTER RESULTS

Achieved Income Before Income Taxes of $46 Million

Exceeded High End of Guidance for Adjusted Pretax Income by 32%

Net Contracts per Community Increased 100% versus First Quarter 2023

Consolidated Community Count Increased 12% Year over Year

Redeemed in May $100 Million of Principal Amount of 7.75% Senior Secured Notes Due February 2026

MATAWAN, NJ, May 31, 2023 – Hovnanian Enterprises, Inc. (NYSE: HOV), a leading national homebuilder, reported results for its fiscal second quarter and six months ended April 30, 2023.

RESULTS FOR THE THREE-MONTH AND SIX-MONTH PERIODS ENDED APRIL 30, 2023:

●

Total revenues were $703.7 million in the second quarter of fiscal 2023, compared with $702.5 million in the same quarter of the prior year. For the six months ended April 30, 2023, total revenues were $1.22 billion compared with $1.27 billion in the first half of fiscal 2022.

●

Sale of homes revenues decreased 2.2% to $670.7 million (1,225 homes) in the fiscal 2023 second quarter compared with $685.8 million (1,353 homes) in the previous year’s second quarter. During the fiscal 2023 second quarter, sale of homes revenues, including domestic unconsolidated joint ventures(1), decreased 2.8% to $751.4 million (1,346 homes) compared with $772.8 million (1,495 homes) during the second quarter of fiscal 2022.

●

Sale of homes revenues decreased 5.4% to $1.17 billion (2,163 homes) in the first half of fiscal 2023 compared with $1.24 billion (2,527 homes) in the same period of the previous year. During the first six months of fiscal 2023, sale of homes revenues, including domestic unconsolidated joint ventures, decreased 4.2% to $1.33 billion (2,391 homes) compared with $1.39 billion (2,778 homes) during the same period of fiscal 2022.

●

Homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 17.8% for the three months ended April 30, 2023, compared with 23.3% during the second quarter a year ago. During the first six months of fiscal 2023, homebuilding gross margin percentage, after cost of sales interest expense and land charges, was 18.1% compared with 21.8% in the same period of the prior fiscal year.

●

Homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 20.9% during the fiscal 2023 second quarter compared with 26.6% in last year’s second quarter. For the six months ended April 30, 2023, homebuilding gross margin percentage, before cost of sales interest expense and land charges, was 21.2% compared with 24.7% in the first six months of the previous fiscal year.

●

Total SG&A was $75.5 million, or 10.7% of total revenues, in the second quarter of fiscal 2023 compared with $68.2 million, or 9.7% of total revenues, in the previous year’s second quarter. During the first half of fiscal 2023, total SG&A was $148.9 million, or 12.2% of total revenues, compared with $140.4 million, or 11.1% of total revenues, in the same period of the prior fiscal year.

●

Total interest expense as a percent of total revenues was 5.1% for the second quarter of fiscal 2023 compared with 4.9% during the second quarter of fiscal 2022. For the six months ended April 30, 2023, total interest expense as a percent of total revenues was 5.4% compared with 4.8% in the same period of the previous fiscal year.

●

Income before income taxes for the second quarter of fiscal 2023 was $46.1 million compared with $80.9 million in the second quarter of the prior fiscal year. For the first six months of fiscal 2023, income before income taxes was $64.2 million compared with $116.3 million during the first half of the prior fiscal year.

●

Net income was $34.1 million, or $4.47 per diluted common share, for the three months ended April 30, 2023, compared with net income of $62.4 million, or $8.39 per diluted common share, in the same quarter of the previous fiscal year. For the first six months of fiscal 2023, net income was $52.9 million, or $6.74 per diluted common share, compared with net income of $87.2 million, or $11.44 per diluted common share, during the same period of fiscal 2022.

●

EBITDA was $86.6 million for the second quarter of fiscal 2023 compared with $116.4 million in the same quarter of the prior year. For the first six months of fiscal 2023, EBITDA was $136.1 million compared with $180.1 million in the same period of the prior year.

●

Consolidated contracts in the second quarter of fiscal 2023 declined 3.1% to 1,477 homes ($785.7 million) compared with 1,525 homes ($860.5 million) in the same quarter last year. Contracts, including domestic unconsolidated joint ventures, for the three months ended April 30, 2023 declined to 1,614 homes ($876.8 million) compared with 1,689 homes ($975.2 million) in the second quarter of fiscal 2022.

●

As of April 30, 2023, consolidated community count increased 11.8% to 114 communities, compared with 102 communities on April 30, 2022. Community count, including domestic unconsolidated joint ventures, was 128 as of April 30, 2023, compared with 120 communities at the end of the previous fiscal year’s second quarter.

●

The dollar value of consolidated contract backlog, as of April 30, 2023, decreased 35.7% to $1.32 billion compared with $2.06 billion as of April 30, 2022. The dollar value of contract backlog, including domestic unconsolidated joint ventures, as of April 30, 2023, decreased 34.2% to $1.54 billion compared with $2.34 billion as of April 30, 2022.

●

The gross contract cancellation rate for consolidated contracts was 18% for the second quarter ended April 30, 2023 compared with 17% in the fiscal 2022 second quarter. The gross contract cancellation rate for contracts including domestic unconsolidated joint ventures was 18% for the second quarter of fiscal 2023 compared with 16% in the second quarter of the prior year.

●

Consolidated contracts per community increased 100% sequentially to 13.0 in the second quarter of fiscal 2023 compared with 6.5 contracts per community for the first quarter of fiscal 2023. During the second quarter of fiscal 2023, contracts per community improved to 4.7 in the month of April, higher than every other month this fiscal year.

●

Consolidated contracts for preliminary May results through May 29, 2023 increased 29.8% to 436 compared with 336 contracts in May 2022. Consolidated contracts per community for preliminary May results through May 29, 2023 were 3.9, an 18.2% increase, compared with 3.3 for May 2022.

(1)When we refer to “Domestic Unconsolidated Joint Ventures”, we are excluding results from our single community unconsolidated joint venture in the Kingdom of Saudi Arabia (KSA).

LIQUIDITY AND INVENTORY AS OF APRIL 30, 2023:

●

During the second quarter of fiscal 2023, land and land development spending was $156.5 million compared with $154.8 million in the same quarter one year ago. For the first half of fiscal 2023, land and land development spending was $290.9 million compared with $349.6 million in the same period one year ago.

●	Total liquidity as of April 30, 2023 was $463.8 million, significantly above our targeted liquidity range of $170 million to $245 million.

●

In May of 2023, we redeemed $100 million principal amount of our 7.75% senior secured notes due February 15, 2026 at a purchase price of 101.937% plus accrued and unpaid interest. We have retired early $494 million of debt since the beginning of fiscal 2020.

●	In the second quarter of fiscal 2023, approximately 1,000 lots were put under option or acquired in 14 consolidated communities.

●

As of April 30, 2023, the total controlled consolidated lots were 28,657, a decrease compared with 33,501 lots at the end of the second quarter of the previous year and a decrease compared to 29,123 lots on January 31, 2023. Based on trailing twelve-month deliveries, the current position equaled a 5.5 years’ supply.

FINANCIAL GUIDANCE(2):

The Company is providing guidance for total revenues, adjusted gross margin, adjusted EBITDA and adjusted pretax income for the third quarter of fiscal 2023 and for the full fiscal year and fully diluted earnings per share for fiscal 2023. Financial guidance below assumes no adverse changes in current market conditions, including further deterioration in the supply chain, material increase in mortgage rates, or increased inflation and excludes further impact to SG&A expenses from phantom stock expense related solely to stock price movements from the closing price of $73.77 on April 28, 2023.

For the third quarter of fiscal 2023, total revenues are expected to be between $630 million and $730 million, adjusted homebuilding gross margin, before cost of sales interest expense and land charges, is expected to be between 21.5% and 22.5%, adjusted pretax income is expected to be between $50 million and $60 million, and adjusted EBITDA is expected to be between $85 million and $95 million.

For fiscal 2023, total revenues are expected to be between $2.50 billion and $2.65 billion, adjusted homebuilding gross margin, before cost of sales interest expense and land charges, is expected to be between 21.0% and 22.5%, adjusted pretax income is expected to be between $180 million and $200 million, adjusted EBITDA is expected to be between $320 million and $340 million and fully diluted earnings per share is expected to be between $17.00 and $20.00. At the midpoint of our guidance, we anticipate our common shareholders' equity to increase by approximately 60% by October 31, 2023 to $58.50 per share compared to last year’s year end value of $37 per share.

(2)The Company cannot provide a reconciliation between its non-GAAP projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items include, but are not limited to, land-related charges, inventory impairments and land option write-offs and loss (gain) on extinguishment of debt. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

COMMENTS FROM MANAGEMENT:

“Considering the doubling of mortgage rates, turmoil in the banking industry, concerns about high inflation and the general uncertainty in the economy, we are pleased with our performance in the second quarter of fiscal 2023. Our total revenues, total SG&A as a percentage of total revenues, adjusted EBITDA and adjusted pretax income all exceeded the upper end of our guidance. We experienced strong consumer demand for quick move in homes, which resulted in higher deliveries, revenues and profits but slightly lower margins than we forecasted,” stated Ara K. Hovnanian, Chairman of the Board, President, and Chief Executive Officer. “Overall, the housing market has clearly rebounded from the slowdown during the second half of last year caused by the steep increase in mortgage rates.”

“The strength of the new home market is supported by favorable demographics and a historically low level of existing homes for sale. As home demand increased, we raised home prices in approximately 69% of our communities during the second quarter of fiscal 2023. Our liquidity position is strong, and we remain focused on both increasing our land supply and strengthening our balance sheet. In May, we redeemed $100 million of debt in advance of its maturity. We are encouraged by the uptick in sales and believe that the outlook for housing demand will remain strong over the long term,” concluded Mr. Hovnanian.

SEGMENT CHANGE/RECLASSIFICATION

Historically, the Company had seven reportable segments consisting of six homebuilding segments (Northeast, Mid-Atlantic, Midwest, Southeast, Southwest and West) and its financial services segment. During the fourth quarter of fiscal 2022, we reevaluated our reportable segments as a result of changes in the business and our management thereof. In particular, we considered the fact that, since our segments were last established, the Company had exited the Minnesota, North Carolina, and Tampa markets and is currently in the process of exiting the Chicago market. As a result, we realigned our homebuilding operating segments and determined that, in addition to our financial services segment, we now have three reportable homebuilding segments comprised of (1) Northeast, (2) Southeast and (3) West. All prior period amounts related to the segment change have been retrospectively reclassified to conform to the new presentation.

WEBCAST INFORMATION:

Hovnanian Enterprises will webcast its fiscal 2023 second quarter financial results conference call at 11:00 a.m. E.T. on Wednesday, May 31, 2023. The webcast can be accessed live through the “Investor Relations” section of Hovnanian Enterprises’ website at http://www.khov.com. For those who are not available to listen to the live webcast, an archive of the broadcast will be available under the “Past Events” section of the Investor Relations page on the Hovnanian website at http://www.khov.com. The archive will be available for 12 months.

ABOUT HOVNANIAN ENTERPRISES, INC.:

Hovnanian Enterprises, Inc., founded in 1959 by Kevork S. Hovnanian, is headquartered in Matawan, New Jersey and, through its subsidiaries, is one of the nation’s largest homebuilders with operations in Arizona, California, Delaware, Florida, Georgia, Illinois, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina, Texas, Virginia and West Virginia. The Company’s homes are marketed and sold under the trade name K. Hovnanian® Homes. Additionally, the Company’s subsidiaries, as developers of K. Hovnanian’s® Four Seasons communities, make the Company one of the nation’s largest builders of active lifestyle communities.

Additional information on Hovnanian Enterprises, Inc. can be accessed through the “Investor Relations” section of the Hovnanian Enterprises’ website at http://www.khov.com. To be added to Hovnanian's investor e-mail list, please send an e-mail to IR@khov.com or sign up at http://www.khov.com.

NON-GAAP FINANCIAL MEASURES:

Consolidated earnings before interest expense and income taxes (“EBIT”) and before depreciation and amortization (“EBITDA”) and before inventory impairments and land option write-offs and loss on extinguishment of debt, net (“Adjusted EBITDA”) are not U.S. generally accepted accounting principles (“GAAP”) financial measures. The most directly comparable GAAP financial measure is net income. The reconciliation for historical periods of EBIT, EBITDA and Adjusted EBITDA to net income is presented in a table attached to this earnings release.

Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively. The reconciliation for historical periods of homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, to homebuilding gross margin and homebuilding gross margin percentage, respectively, is presented in a table attached to this earnings release.

Adjusted pretax income, which is defined as income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes. The reconciliation for historical periods of adjusted pretax income to income before income taxes is presented in a table attached to this earnings release.

Total liquidity is comprised of $333.3 million of cash and cash equivalents, $5.5 million of restricted cash required to collateralize letters of credit and $125.0 million availability under the senior secured revolving credit facility as of April 30, 2023.

FORWARD-LOOKING STATEMENTS

All statements in this press release that are not historical facts should be considered as “Forward-Looking Statements” within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such forward-looking statements include but are not limited to statements related to the Company’s goals and expectations with respect to its financial results for future financial periods and statements regarding demand for homes, mortgage rates, inflation, supply chain issues, customer incentives and underlying factors. Although we believe that our plans, intentions and expectations reflected in, or suggested by, such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. By their nature, forward-looking statements: (i) speak only as of the date they are made, (ii) are not guarantees of future performance or results and (iii) are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Therefore, actual results could differ materially and adversely from those forward-looking statements as a result of a variety of factors. Such risks, uncertainties and other factors include, but are not limited to, (1) changes in general and local economic, industry and business conditions and impacts of a significant homebuilding downturn; (2) shortages in, and price fluctuations of, raw materials and labor, including due to geopolitical events, changes in trade policies, including the imposition of tariffs and duties on homebuilding materials and products and related trade disputes with and retaliatory measures taken by other countries; (3) fluctuations in interest rates and the availability of mortgage financing, including as a result of bank sector instability; (4) adverse weather and other environmental conditions and natural disasters; (5) the seasonality of the Company’s business; (6) the availability and cost of suitable land and improved lots and sufficient liquidity to invest in such land and lots; (7) reliance on, and the performance of, subcontractors; (8) regional and local economic factors, including dependency on certain sectors of the economy, and employment levels affecting home prices and sales activity in the markets where the Company builds homes; (9) increases in cancellations of agreements of sale; (10) increases in inflation; (11) changes in tax laws affecting the after-tax costs of owning a home; (12) legal claims brought against us and not resolved in our favor, such as product liability litigation, warranty claims and claims made by mortgage investors; (13) levels of competition; (14) utility shortages and outages or rate fluctuations; (15) information technology failures and data security breaches; (16) negative publicity; (17) high leverage and restrictions on the Company’s operations and activities imposed by the agreements governing the Company’s outstanding indebtedness; (18) availability and terms of financing to the Company; (19) the Company’s sources of liquidity; (20) changes in credit ratings; (21) government regulation, including regulations concerning development of land, the home building, sales and customer financing processes, tax laws and the environment; (22) operations through unconsolidated joint ventures with third parties; (23) significant influence of the Company’s controlling stockholders; (24) availability of net operating loss carryforwards; (25) loss of key management personnel or failure to attract qualified personnel; and (26) certain risks, uncertainties and other factors described in detail in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods during fiscal 2023 and subsequent filings with the Securities and Exchange Commission. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Hovnanian Enterprises, Inc.
April 30, 2023
Statements of consolidated operations
(In thousands, except per share data)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Total revenues	$703,661	$702,537	$1,219,027	$1,267,850
Costs and expenses (1)	662,946	617,968	1,167,425	1,156,071
Loss on extinguishment of debt, net	-	(6,795)	-	(6,795)
Income from unconsolidated joint ventures	5,408	3,171	12,568	11,362
Income before income taxes	46,123	80,945	64,170	116,346
Income tax provision	11,977	18,510	11,308	29,103
Net income	34,146	62,435	52,862	87,243
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net income available to common stockholders	$31,477	$59,766	$47,524	$81,905

Per share data:
Basic:
Net income per common share	$4.68	$8.50	$7.05	$11.62
Weighted average number of common shares outstanding	6,166	6,396	6,176	6,392
Assuming dilution:
Net income per common share	$4.47	$8.39	$6.74	$11.44
Weighted average number of common shares outstanding	6,462	6,477	6,463	6,492

(1) Includes inventory impairments and land option write-offs.

Hovnanian Enterprises, Inc.
April 30, 2023
Reconciliation of income before income taxes excluding land-related charges and loss on extinguishment of debt, net to income before income taxes
(In thousands)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Income before income taxes	$46,123	$80,945	$64,170	$116,346
Inventory impairments and land option write-offs	137	565	614	664
Loss on extinguishment of debt, net	-	6,795	-	6,795
Income before income taxes excluding land-related charges and loss on extinguishment of debt, net (1)	$46,260	$88,305	$64,784	$123,805

(1) Income before income taxes excluding land-related charges and loss on extinguishment of debt, net is a non-GAAP financial measure. The most directly comparable GAAP financial measure is income before income taxes.

Hovnanian Enterprises, Inc.
April 30, 2023
Gross margin
(In thousands)
	Homebuilding Gross Margin Three Months Ended April 30,		Homebuilding Gross Margin Six Months Ended April 30,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)
Sale of homes	$670,708	$685,823	$1,170,353	$1,237,189
Cost of sales, excluding interest expense and land charges (1)	530,759	503,466	921,722	931,339
Homebuilding gross margin, before cost of sales interest expense and land charges (2)	139,949	182,357	248,631	305,850
Cost of sales interest expense, excluding land sales interest expense	20,521	21,678	35,522	35,402
Homebuilding gross margin, after cost of sales interest expense, before land charges (2)	119,428	160,679	213,109	270,448
Land charges	137	565	614	664
Homebuilding gross margin	$119,291	$160,114	$212,495	$269,784

Homebuilding gross margin percentage	17.8%	23.3%	18.1%	21.8%
Homebuilding gross margin percentage, before cost of sales interest expense and land charges (2)	20.9%	26.6%	21.2%	24.7%
Homebuilding gross margin percentage, after cost of sales interest expense, before land charges (2)	17.8%	23.4%	18.2%	21.9%

	Land Sales Gross Margin Three Months Ended April 30,		Land Sales Gross Margin Six Months Ended April 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Land and lot sales	$15,284	$365	$15,613	$399
Cost of sales, excluding interest (1)	9,863	216	9,940	260
Land and lot sales gross margin, excluding interest and land charges	5,421	149	5,673	139
Land and lot sales interest expense	904	-	925	21
Land and lot sales gross margin, including interest	$4,517	$149	$4,748	$118

(1) Does not include cost associated with walking away from land options or inventory impairments which are recorded as Inventory impairments and land option write-offs in the Condensed Consolidated Statements of Operations.

(2) Homebuilding gross margin, before cost of sales interest expense and land charges, and homebuilding gross margin percentage, before cost of sales interest expense and land charges, are non-GAAP financial measures. The most directly comparable GAAP financial measures are homebuilding gross margin and homebuilding gross margin percentage, respectively.

Hovnanian Enterprises, Inc.
April 30, 2023
Reconciliation of adjusted EBITDA to net income
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Net income	$34,146	$62,435	$52,862	$87,243
Income tax provision	11,977	18,510	11,308	29,103
Interest expense	35,926	34,103	66,041	61,241
EBIT (1)	82,049	115,048	130,211	177,587
Depreciation and amortization	4,514	1,314	5,924	2,489
EBITDA (2)	86,563	116,362	136,135	180,076
Inventory impairments and land option write-offs	137	565	614	664
Loss on extinguishment of debt, net	-	6,795	-	6,795
Adjusted EBITDA (3)	$86,700	$123,722	$136,749	$187,535

Interest incurred	$35,122	$33,872	$69,448	$66,655

Adjusted EBITDA to interest incurred	2.47	3.65	1.97	2.81

(1) EBIT is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBIT represents earnings before interest expense and income taxes.

(2) EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. EBITDA represents earnings before interest expense, income taxes, depreciation and amortization.

(3) Adjusted EBITDA is a non-GAAP financial measure. The most directly comparable GAAP financial measure is net income. Adjusted EBITDA represents earnings before interest expense, income taxes, depreciation, amortization and inventory impairments and land option write-offs and loss on extinguishment of debt, net.

Hovnanian Enterprises, Inc.
April 30, 2023
Interest incurred, expensed and capitalized
(In thousands)
	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2023	2022	2023	2022
	(Unaudited)		(Unaudited)
Interest capitalized at beginning of period	$60,795	$63,804	$59,600	$58,159
Plus: interest incurred	35,122	33,872	69,448	66,655
Less: interest expensed	(35,926)	(34,103)	(66,041)	(61,241)
Less: interest contributed to unconsolidated joint venture (1)	-	-	(3,016)	-
Plus: interest acquired from unconsolidated joint venture (2)	283	-	283	-
Interest capitalized at end of period (3)	$60,274	$63,573	$60,274	$63,573

(1) Represents capitalized interest which was included as part of the assets contributed to the joint venture the company entered into during the six months ended April 30, 2023. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(2) Represents capitalized interest which was included as part of the assets purchased from a joint venture the company closed out during the six months ended April 30, 2023. There was no impact to the Condensed Consolidated Statement of Operations as a result of this transaction.

(3) Capitalized interest amounts are shown gross before allocating any portion of impairments to capitalized interest.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	April 30,	October 31,
	2023	2022
	(Unaudited)	(1)

ASSETS
Homebuilding:
Cash and cash equivalents	$333,254	$326,198
Restricted cash and cash equivalents	7,916	13,382
Inventories:
Sold and unsold homes and lots under development	1,060,410	1,058,183
Land and land options held for future development or sale	123,832	152,406
Consolidated inventory not owned	300,750	308,595
Total inventories	1,484,992	1,519,184
Investments in and advances to unconsolidated joint ventures	85,820	74,940
Receivables, deposits and notes, net	37,210	37,837
Property and equipment, net	27,952	25,819
Prepaid expenses and other assets	56,756	63,884
Total homebuilding	2,033,900	2,061,244

Financial services	113,162	155,993

Deferred tax assets, net	336,692	344,793
Total assets	$2,483,754	$2,562,030

LIABILITIES AND EQUITY
Homebuilding:
Nonrecourse mortgages secured by inventory, net of debt issuance costs	$134,124	$144,805
Accounts payable and other liabilities	376,866	439,952
Customers’ deposits	71,359	74,020
Liabilities from inventory not owned, net of debt issuance costs	200,299	202,492
Senior notes and credit facilities (net of discounts, premiums and debt issuance costs)	1,144,090	1,146,547
Accrued interest	36,220	32,415
Total homebuilding	1,962,958	2,040,231

Financial services	91,299	135,581

Income taxes payable	-	3,167
Total liabilities	2,054,257	2,178,979

Equity:
Hovnanian Enterprises, Inc. stockholders' equity:
Preferred stock, $0.01 par value - authorized 100,000 shares; issued and outstanding 5,600 shares with a liquidation preference of $140,000 at April 30, 2023 and October 31, 2022	135,299	135,299
Common stock, Class A, $0.01 par value - authorized 16,000,000 shares; issued 6,179,884 shares at April 30, 2023 and 6,159,886 shares at October 31, 2022	62	62
Common stock, Class B, $0.01 par value (convertible to Class A at time of sale) - authorized 2,400,000 shares; issued 747,976 shares at April 30, 2023 and 733,374 shares at October 31, 2022	7	7
Paid in capital - common stock	731,374	727,663
Accumulated deficit	(304,889)	(352,413)
Treasury stock - at cost – 901,379 shares of Class A common stock at April 30, 2023 and 782,901 shares at October 31, 2022; 27,669 shares of Class B common stock at April 30, 2023 and October 31, 2022	(132,382)	(127,582)
Total Hovnanian Enterprises, Inc. stockholders’ equity	429,471	383,036
Noncontrolling interest in consolidated joint ventures	26	15
Total equity	429,497	383,051
Total liabilities and equity	$2,483,754	$2,562,030

(1)	Derived from the audited balance sheet as of October 31, 2022.

HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2023	2022	2023	2022
Revenues:
Homebuilding:
Sale of homes	$670,708	$685,823	$1,170,353	$1,237,189
Land sales and other revenues	18,750	1,008	22,307	1,646
Total homebuilding	689,458	686,831	1,192,660	1,238,835
Financial services	14,203	15,706	26,367	29,015
Total revenues	703,661	702,537	1,219,027	1,267,850

Expenses:
Homebuilding:
Cost of sales, excluding interest	540,622	503,682	931,662	931,599
Cost of sales interest	21,425	21,678	36,447	35,423
Inventory impairments and land option write-offs	137	565	614	664
Total cost of sales	562,184	525,925	968,723	967,686
Selling, general and administrative	50,456	46,501	98,374	89,247
Total homebuilding expenses	612,640	572,426	1,067,097	1,056,933

Financial services	10,152	10,792	19,205	21,192
Corporate general and administrative	25,079	21,684	50,569	51,119
Other interest	14,501	12,425	29,594	25,818
Other expenses, net	574	641	960	1,009
Total expenses	662,946	617,968	1,167,425	1,156,071
Loss on extinguishment of debt, net	-	(6,795)	-	(6,795)
Income from unconsolidated joint ventures	5,408	3,171	12,568	11,362
Income before income taxes	46,123	80,945	64,170	116,346
State and federal income tax provision:
State	1,083	2,587	3,294	5,130
Federal	10,894	15,923	8,014	23,973
Total income taxes	11,977	18,510	11,308	29,103
Net income	34,146	62,435	52,862	87,243
Less: preferred stock dividends	2,669	2,669	5,338	5,338
Net income available to common stockholders	$31,477	$59,766	$47,524	$81,905

Per share data:
Basic:
Net income per common share	$4.68	$8.50	$7.05	$11.62
Weighted-average number of common shares outstanding	6,166	6,396	6,176	6,392
Assuming dilution:
Net income per common share	$4.47	$8.39	$6.74	$11.44
Weighted-average number of common shares outstanding	6,462	6,477	6,463	6,492

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2)
(DE, IL, MD, NJ, OH, VA, WV)	Home	413	495	(16.6)%	358	424	(15.6)%	875	1,466	(40.3)%
	Dollars	$260,320	$281,639	(7.6)%	$211,535	$240,442	(12.0)%	$513,574	$803,126	(36.1)%
	Avg. Price	$630,315	$568,968	10.8%	$590,880	$567,080	4.2%	$586,942	$547,835	7.1%
Southeast
(FL, GA, SC)	Home	275	213	29.1%	174	150	16.0%	626	608	3.0%
	Dollars	$132,954	$132,871	0.1%	$100,905	$73,154	37.9%	$351,392	$352,101	(0.2)%
	Avg. Price	$483,469	$623,808	(22.5)%	$579,914	$487,693	18.9%	$561,329	$579,113	(3.1)%
West
(AZ, CA, TX)	Home	789	817	(3.4)%	693	779	(11.0)%	817	1,722	(52.6)%
	Dollars	$392,418	$446,035	(12.0)%	$358,268	$372,227	(3.8)%	$459,819	$905,098	(49.2)%
	Avg. Price	$497,361	$545,942	(8.9)%	$516,981	$477,827	8.2%	$562,814	$525,609	7.1%
Consolidated Total
	Home	1,477	1,525	(3.1)%	1,225	1,353	(9.5)%	2,318	3,796	(38.9)%
	Dollars	$785,692	$860,545	(8.7)%	$670,708	$685,823	(2.2)%	$1,324,785	$2,060,325	(35.7)%
	Avg. Price	$531,951	$564,292	(5.7)%	$547,517	$506,891	8.0%	$571,521	$542,762	5.3%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3)	Home	137	164	(16.5)%	121	142	(14.8)%	295	396	(25.5)%
	Dollars	$91,063	$114,673	(20.6)%	$80,677	$86,974	(7.2)%	$213,533	$278,006	(23.2)%
	Avg. Price	$664,693	$699,226	(4.9)%	$666,752	$612,493	8.9%	$723,841	$702,035	3.1%
Grand Total
	Home	1,614	1,689	(4.4)%	1,346	1,495	(10.0)%	2,613	4,192	(37.7)%
	Dollars	$876,755	$975,218	(10.1)%	$751,385	$772,797	(2.8)%	$1,538,318	$2,338,331	(34.2)%
	Avg. Price	$543,219	$577,394	(5.9)%	$558,236	$516,921	8.0%	$588,717	$557,808	5.5%

KSA JV Only
	Home	1	51	(98.0)%	0	0	0.0%	2,223	2,191	1.5%
	Dollars	$157	$7,895	(98.0)%	$0	$0	0.0%	$348,976	$344,026	1.4%
	Avg. Price	$157,000	$154,804	1.4%	$0	$0	0.0%	$156,984	$157,018	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA EXCLUDES UNCONSOLIDATED JOINT VENTURES)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ending			Backlog
		April 30,			April 30,			April 30,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2)
(DE, IL, MD, NJ, OH, VA, WV)	Home	724	963	(24.8)%	729	782	(6.8)%	875	1,466	(40.3)%
	Dollars	$446,170	$543,216	(17.9)%	$422,409	$415,121	1.8%	$513,574	$803,126	(36.1)%
	Avg. Price	$616,257	$564,087	9.2%	$579,436	$530,845	9.2%	$586,942	$547,835	7.1%
Southeast
(FL, GA, SC)	Home	439	441	(0.5)%	315	254	24.0%	626	608	3.0%
	Dollars	$215,145	$259,325	(17.0)%	$174,641	$128,649	35.7%	$351,392	$352,101	(0.2)%
	Avg. Price	$490,080	$588,039	(16.7)%	$554,416	$506,492	9.5%	$561,329	$579,113	(3.1)%
West
(AZ, CA, TX)	Home	1,102	1,672	(34.1)%	1,119	1,491	(24.9)%	817	1,722	(52.6)%
	Dollars	$539,505	$856,266	(37.0)%	$573,303	$693,419	(17.3)%	$459,819	$905,098	(49.2)%
	Avg. Price	$489,569	$512,121	(4.4)%	$512,335	$465,070	10.2%	$562,814	$525,609	7.1%
Consolidated Total
	Home	2,265	3,076	(26.4)%	2,163	2,527	(14.4)%	2,318	3,796	(38.9)%
	Dollars	$1,200,820	$1,658,807	(27.6)%	$1,170,353	$1,237,189	(5.4)%	$1,324,785	$2,060,325	(35.7)%
	Avg. Price	$530,163	$539,274	(1.7)%	$541,079	$489,588	10.5%	$571,521	$542,762	5.3%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3)	Home	242	272	(11.0)%	228	251	(9.2)%	295	396	(25.5)%
	Dollars	$162,744	$186,981	(13.0)%	$159,347	$150,594	5.8%	$213,533	$278,006	(23.2)%
	Avg. Price	$672,496	$687,430	(2.2)%	$698,890	$599,976	16.5%	$723,841	$702,035	3.1%
Grand Total
	Home	2,507	3,348	(25.1)%	2,391	2,778	(13.9)%	2,613	4,192	(37.7)%
	Dollars	$1,363,564	$1,845,788	(26.1)%	$1,329,700	$1,387,783	(4.2)%	$1,538,318	$2,338,331	(34.2)%
	Avg. Price	$543,903	$551,310	(1.3)%	$556,127	$499,562	11.3%	$588,717	$557,808	5.5%

KSA JV Only
	Home	10	278	(96.4)%	0	0	0.0%	2,223	2,191	1.5%
	Dollars	$1,555	$43,642	(96.4)%	$0	$0	0.0%	$348,976	$344,026	1.4%
	Avg. Price	$155,500	$156,986	(0.9)%	$0	$0	0.0%	$156,984	$157,018	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $6.6 million of contract backlog as of April 30, 2023 from the consolidated Northeast segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended January 31, 2023. Also reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Three Months Ended			Three Months Ended			Backlog
		April 30,			April 30,			April 30,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	49	82	(40.2)%	61	46	32.6%	115	181	(36.5)%
(Excluding KSA JV)	Dollars	$35,988	$62,158	(42.1)%	$41,573	$31,159	33.4%	$82,935	$126,126	(34.2)%
(DE, IL, MD, NJ, OH, VA, WV)	Avg. Price	$734,449	$758,024	(3.1)%	$681,525	$677,369	0.6%	$721,174	$696,829	3.5%
Southeast
(Unconsolidated Joint Ventures)	Home	73	49	49.0%	49	74	(33.8)%	161	172	(6.4)%
(FL, GA, SC)	Dollars	$46,755	$35,101	33.2%	$33,050	$45,621	(27.6)%	$119,901	$130,093	(7.8)%
	Avg. Price	$640,479	$716,347	(10.6)%	$674,490	$616,500	9.4%	$744,727	$756,355	(1.5)%
West
(Unconsolidated Joint Ventures)	Home	15	33	(54.5)%	11	22	(50.0)%	19	43	(55.8)%
(AZ, CA, TX)	Dollars	$8,320	$17,414	(52.2)%	$6,054	$10,194	(40.6)%	$10,697	$21,787	(50.9)%
	Avg. Price	$554,667	$527,697	5.1%	$550,364	$463,363	18.8%	$563,000	$506,674	11.1%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3)	Home	137	164	(16.5)%	121	142	(14.8)%	295	396	(25.5)%
	Dollars	$91,063	$114,673	(20.6)%	$80,677	$86,974	(7.2)%	$213,533	$278,006	(23.2)%
	Avg. Price	$664,693	$699,226	(4.9)%	$666,752	$612,493	8.9%	$723,841	$702,035	3.1%

KSA JV Only
	Home	1	51	(98.0)%	0	0	0.0%	2,223	2,191	1.5%
	Dollars	$157	$7,895	(98.0)%	$0	$0	0.0%	$348,976	$344,026	1.4%
	Avg. Price	$157,000	$154,804	1.4%	$0	$0	0.0%	$156,984	$157,018	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.

HOVNANIAN ENTERPRISES, INC.
(DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
(SEGMENT DATA UNCONSOLIDATED JOINT VENTURES ONLY)

		Contracts (1)			Deliveries			Contract
		Six Months Ended			Six Months Ended			Backlog
		April 30,			April 30,			April 30,
		2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Northeast (2)
(Unconsolidated Joint Ventures)	Home	99	132	(25.0)%	126	77	63.6%	115	181	(36.5)%
(Excluding KSA JV)	Dollars	$75,921	$93,702	(19.0)%	$92,349	$54,374	69.8%	$82,935	$126,126	(34.2)%
(DE, IL, MD, NJ, OH, VA, WV)	Avg. Price	$766,879	$709,864	8.0%	$732,929	$706,156	3.8%	$721,174	$696,829	3.5%
Southeast
(Unconsolidated Joint Ventures)	Home	112	87	28.7%	80	126	(36.5)%	161	172	(6.4)%
(FL, GA, SC)	Dollars	$69,720	$66,626	4.6%	$55,247	$74,304	(25.6)%	$119,901	$130,093	(7.8)%
	Avg. Price	$622,500	$765,816	(18.7)%	$690,588	$589,714	17.1%	$744,727	$756,355	(1.5)%
West
(Unconsolidated Joint Ventures)	Home	31	53	(41.5)%	22	48	(54.2)%	19	43	(55.8)%
(AZ, CA, TX)	Dollars	$17,103	$26,653	(35.8)%	$11,751	$21,916	(46.4)%	$10,697	$21,787	(50.9)%
	Avg. Price	$551,710	$502,887	9.7%	$534,136	$456,583	17.0%	$563,000	$506,674	11.1%
Unconsolidated Joint Ventures
(Excluding KSA JV) (2) (3)	Home	242	272	(11.0)%	228	251	(9.2)%	295	396	(25.5)%
	Dollars	$162,744	$186,981	(13.0)%	$159,347	$150,594	5.8%	$213,533	$278,006	(23.2)%
	Avg. Price	$672,496	$687,430	(2.2)%	$698,890	$599,976	16.5%	$723,841	$702,035	3.1%

KSA JV Only
	Home	10	278	(96.4)%	0	0	0.0%	2,223	2,191	1.5%
	Dollars	$1,555	$43,642	(96.4)%	$0	$0	0.0%	$348,976	$344,026	1.4%
	Avg. Price	$155,500	$156,986	(0.9)%	$0	$0	0.0%	$156,984	$157,018	(0.0)%

DELIVERIES INCLUDE EXTRAS
Notes:

(1) Contracts are defined as new contracts signed during the period for the purchase of homes, less cancellations of prior contracts.

(2) Reflects the reclassification of 8 homes and $6.6 million of contract backlog as of April 30, 2023 from the consolidated Northeast segment to unconsolidated joint ventures. This is related to the assets and liabilities contributed to a joint venture the company entered into during the three months ended January 31, 2023. Also reflects the reclassification of 38 homes and $32.3 million of contract backlog as of April 30, 2023 from the unconsolidated joint ventures to the consolidated Northeast segment. This is related to the assets and liabilities acquired from a joint venture the company closed out during the three months ended April 30, 2023.

(3) Represents home deliveries, home revenues and average prices for our unconsolidated homebuilding joint ventures for the period. We provide this data as a supplement to our consolidated results as an indicator of the volume managed in our unconsolidated homebuilding joint ventures. Our proportionate share of the income or loss of unconsolidated homebuilding and land development joint ventures is reflected as a separate line item in our consolidated financial statements under “Income from unconsolidated joint ventures”.